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                      International Distribution Agreement

                         Between: ROBOCOM Systems, Inc.
                        And: Sistemas Integrados, Mexico

                                 November 1996

         Note: SECTIONS MARKED WITH AN (*) HAVE BEEN OMITTED PURSUANT TO A
               REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.


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International Distribution Agreement                               November 1996
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This Agreement is made this _____ Day of _____, 19 __ between ROBOCOM Systems,
Inc., a New York State Corporation having an office at 511 Ocean Avenue, Massapequa, NY 11158 ("ROBOCOM") and Sistemas Integrados, a (Mexican) corporation having an office at Newton 97, Col Polanco, Mexico 11560, ("Distributor").

Non-Exclusive Territory: Mexico and Central America

WHEREAS:

     ROBOCOM owns the right to license proprietary software products (consisting of programs and related documentation); and

     Distributor desires to market and sublicense software products of this type; and

     ROBOCOM and Distributor wish to enter into an agreement authorizing Distributor to market directly and make copies of certain software products available to End Users in the Territory through Distributor, with Distributor making certain payments to ROBOCOM with respect thereto.

NOW IT IS HEREBY AGREED as follows:

     1.0 DEFINITIONS.

     1.1 "Programs" mean the actual ROBOCOM computer programs in machine-readable object code or other form covered by this Agreement, including all ROBOCOM provided modifications and enhancements thereto.

     1.2 "Documentation" means ROBOCOM user manuals and other materials in printed form which facilitate the use of the Programs by End Users.

     1.3 "Software Products" mean any combination of a Program object code and Documentation licensed by ROBOCOM under the terms of this Agreement. "Product" means either a Program or documentation, without drawing a distinction.

     1.4 "End User" means an entry authorized for productive use of Software Products. "Productive Use" means any use of any of the Software Products in their application purposes.

     1.5 "Territory" means the non-exclusive Territory first identified above.

     1.6 "Demonstration License" means a license to Distributor for distributor use of Software Product object code for marketing demonstrations, copying for distribution to End Users, maintenance and training, and for use of Software Product source code solely for use in providing End-User support. Neither the source code nor the object code shall be otherwise used

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or copied. The source code shall be kept only at a single identified Distributor site and shall nor be disclosed to third parties.

     1.7 "The Commencement Date" means the effective date of the Agreement first written above.

     2.0 APPOINTMENT OF DISTRIBUTOR

     2.1 License Grant. During the term of this Agreement and subject to all other conditions herein, ROBOCOM hereby grants to Distributor a nonexclusive right to relicense Software Products to End Users in the territory in Distributor's name upon Distributor's own terms and conditions, such terms and conditions to be approved by ROBOCOM. Certain Exhibit 1 Products may be identified as requiring or including third party software which, if available from ROBOCOM shall be licensed through ROBOCOM and may be required to be licensed under different or additional terms and conditions.

     2.2 Translations. During the term of this Agreement and so long thereafter as distributor is furnishing maintenance services to End Users in accordance with this agreement, and subject to all other conditions herein, ROBOCOM grants to Distributor nonexclusive translation and distribution rights in the Territory in the documentation and in all ROBOCOM-furnished modifications and updates thereto. All translations shall be exact translations and shall meet ROBOCOM appearance standards. Copyright in such translations shall vest in ROBOCOM immediately at all times and Distributor agrees that all present and future copyright in every translation is hereby assigned, including, but not limited to, rights to create derivative work and any renewal rights and Distributor agrees to execute any documents necessary to vest full copyright ownership in ROBOCOM including a waiver of any distributor moral rights. Distributor agrees that it will provide copies of such translations to ROBOCOM at no charge prior to any distribution, and will provide ROBOCOM with reasonable assistance in securing and enforcing the copyrights(s). Distributor is not permitted to translate or attempt to translate the Programs.

     2.3 Title in Products and Modifications. Title and all proprietary rights in the Products, any permitted Distributor modifications in the Products, and any translations thereof shall at all times remain the properties of ROBOCOM or ROBOCOM's Licensor.

Inventions. Any modifications, changes, or improvements made by Distributor to ROBOCOM's Software will be the sole and exclusive property of ROBOCOM, and will promptly be provided to ROBOCOM. ROBOCOM will have the right to review at the functional design stage, and to review and test code to ensure compatibility with RIMS. In the event the change is incorporated into RIMS as part of the standard package, it will then be available for resale through all channels. In the event it is not incorporated, then for so long as this Agreement is in effect, Distributor will have the right to use and/or sell, subject to the terms of this agreement, such modifications, changes, or improvements, without payment of royalties


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to ROBOCOM. Maintenance will be the responsibility of Distributor on all changes not incorporated into the standard RIMS product.

     2.4 Trade Secret and Confidential Information. Distributor acknowledges that ROBOCOM has advised it that the Software and related documentation are valuable proprietary information and trade secrets of ROBOCOM and that the software (including, but not limited to the design, programming techniques, flow charts, source code and documentation thereof) is confidential information disclosed to Distributor to be used only as expressly permitted by the terms of this Agreement, whether or not any portion thereof is or may be validly copyrighted or patented. Distributor will take all reasonable steps to protect the software on magnetic tape or disk or in any other form of disclosure by using the same standard of care Distributor uses to protect its own confidential information of a similar nature. Distributor agrees that it will require all those individuals having access to the Software under this Agreement sign a Non-Disclosure Statement, Exhibit 2 attached.

     Distributor further acknowledges that, in the event of an actual or threatened violation of the foregoing provision of which Distributor has actual knowledge, Distributor will take immediate steps to stop such threatened violation; that ROBOCOM may not have an adequate monetary remedy and will be entitled to such injunctive relief as may be deemed proper by a court of competent jurisdiction, in addition to any other available remedies. The provisions of the Section 8 will survive the termination of this Agreement.

     ROBOCOM agrees that Distributor's obligation to keep confidential any data will not apply to any information or data which: (1) is or becomes publicly known through no wrongful act of Distributor (2) is known to Distributor at the time of disclosure; (3) is rightfully received by Distributor from a third party without breach of this Agreement; (4) is furnished to a third party by ROBOCOM without a similar restriction on the third party's rights; (5) is approved for release by authorization from ROBOCOM; or (6) is disclosed pursuant to the lawful requirement or request of a Governmental Agency or disclosure is permitted by operation of law, provided that Distributor has given prior notice to ROBOCOM and has made a reasonable attempt to obtain a protective order limiting disclosure and use of the information so disclosed.

     3.0 CERTAIN ROBOCOM OBLIGATIONS

     3.1 Copies of Software Products. ROBOCOM will provide Distributor a single current production UNIX runtime copy of its Software for demonstration and training purposes only. ROBOCOM will also provide Distributor with three copies of all of its User Documentation, for demonstration and training purposes only.

     3.2 Maintenance Services. ROBOCOM will provide Distributor the maintenance services as described in Exhibit 3. If a client company using software products requires the documentation to be translated, then Distributor will promptly translate documentation, as


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And: Sistemas Integrados, Mexico                                          Page 3


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necessary, and distribute maintenance documentation and unmodified code updates to its End Users.

     3.3 Distributor Training. ROBOCOM will provide Distributor training as in
Exhibit 4.

     3.4 Export Licenses. ROBOCOM will promptly apply for any licenses, if required, from the Office of Export Administration, United States Department of Commerce or any other United States Agency for shipment of ROBOCOM software.

     3.5 Copies of RIMS License. ROBOCOM shall provide the then current version of RIMS to Distributor in fulfillment of a specific relicensing of RIMS to Distributor's End User upon receipt of a copy of an executed relicense agreement between Distributor and its End User. Copies of the then current version of RIMS will be provided on tape.

     3.6 Warranties. ROBOCOM warrants to Distributor that ROBOCOM's proprietary software products as furnished to distributor (excluding those which are categorized as third party software) will work substantially as described in the applicable ROBOCOM published documentation. Distributor acknowledges and accepts that software is inherently susceptible to error and that ROBOCOM's sole obligation shall be to use reasonable efforts to remedy substantial malfunctions of the software by correcting errors or developing a suitable work around. This warranty is subject to ROBOCOM receiving notification in sufficient detail to enable ROBOCOM to demonstrate the error and certify its rectification or the desiring of a suitable work around, ROBOCOM does not warrant that all errors are correctable or avoidable.

     This warranty shall not apply to software identified as third party software or otherwise identified as being furnished in "AS IS" condition and shall not apply to Distributor or End User modified portions of Software Products or other portions of Software Products to the extent affected by such modifications. ROBOCOM may charge Distributor at ROBOCOM's then-standard rates for ROBOCOM attempts to diagnose and/or remedy problems attributable to Distributor or Distributor's End User modifications or misuse.

     3.7 New Versions, Enhancements. ROBOCOM may, from time-to-time, add to Exhibit 'A' new authorized computer models or configurations or new or modified ROBOCOM software and enhancements which, in ROBOCOM's judgment, are appropriate for distribution in the Territory by Distributor.

     3.7 Advertising Materials. ROBOCOM will provide Distributor with 500 copies of its existing marketing literature initially, thereafter, copies of advertising and promotional materials, as available and appropriate, at ROBOCOM's cost plus twenty percent (20%). At no charge, ROBOCOM will provide Distributor with a current example proposal for a US End User and the accompanying general system description.


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     4.0 CERTAIN Distributor OBLIGATION'S

     4.1 Compliance. Distributor agrees to comply fully with all of Distributor's obligations under this Agreement.

     4.2 Re-Licensing Responsibilities. Distributor shall accept responsibility for Software Products upon receipt from ROBOCOM and ensure Software Products are of mercantile condition and quality. Distributor shall be responsible for successfully compiling Software Products with stipulated version of Progress and deliver the product to its end User, unless End User wishes Software products to co-reside on its existing processor. In this case, Distributor shall take responsibility for installing software products onto the selected processor. Distributor may, at its option, contract ROBOCOM for support services. In no case shall distributor guarantee performance on the End User's processor without ROBOCOM's approval. Software Products shall otherwise be installed on a computing platform that complies with the specifications provided by ROBOCOM.

     Distributor shall pay for the Software Products in accordance with the terms of this Agreement, (paragraph 4.20).

     Distributor represents and warrants that it has the expertise, experience, knowledge of the regional market and financial resources to successfully market, deliver, technically support and relicense the Software in the Territory and to achieve significant market penetration in the Territory.

     Distributor will designate one or more individuals to act as sales and application specialist(s) in the area of warehouse and distribution matters, and to professionally present ROBOCOM's Software to interested parties. At its own expense, Distributor will have this specialist(s) spend at least two weeks per year at ROBOCOM's United States office for formal and informal training. The location may be changed by mutual written agreement. Initial training will take place within 90 days of the signing of this agreement.

     Distributor will devote its best efforts to maximizing profitable sales of ROBOCOM's Software in the Territory. This will include undertaking of formal marketing and sales programs, including direct mailing, seminars, and individual in person presentations to prospective customers. Within 90 days from the signing of this agreement, Distributor will submit to ROBOCOM a detailed marketing plan, describing how Distributor intends to market ROBOCOM's Software, and the resources Distributor will devote to this effort.

     Distributor will prepare its own price and technical proposals for prospective customers. For customers requiring services other than or in addition to ROBOCOM's standard Software, ROBOCOM will not be bound by the provisions of Distributor's proposal except by prior written agreement. Distributor will require that all customers for ROBOCOM's Software sign a Software License Agreement identical to that shown in Exhibit 5, and that they comply with


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And: Sistemas Integrados, Mexico                                          Page 5


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other reasonable conditions to protect ROBOCOM's interests.

     Distributor will provide initial technical support for its customers using ROBOCOM software.

     In addition, Distributor shall keep executed End User licenses, maintenance agreements and disclosure agreements on file, and on request from ROBOCOM, will provide at no charge copies of such licenses or agreements to ROBOCOM. If any license or agreement is in a language other than English, an English translation shall be made available by Distributor.

     4.3 Examination of Records. Distributor will allow ROBOCOM representatives to examine Distributor's records to confirm accurate and timely payment of royalties by Distributor. Any such examination shall be conducted within fifteen
(15) days of Distributor's receipt of ROBOCOM's written request and shall be performed during normal business hours, at a time mutually agreed upon by ROBOCOM and Distributor. ROBOCOM's cost of such an examination shall be borne by ROBOCOM unless a discrepancy in excess of two (2%) in payments of royalties is discovered for any quarter, in which case 50% of ROBOCOM's cost of the examination shall be born by Distributor. Any confidential information belonging to Distributor will be kept confidential by ROBOCOM.

     Distributor will maintain proper accounting records, and allow reasonable inspection by ROBOCOM to verify amounts payable to ROBOCOM. ROBOCOM will have the right, at any time, and at ROBOCOM's expense, to appoint an independent auditor to verify the Distributor has not violated any portions of this agreement. If an independent auditor is appointed by ROBOCOM for this purpose, Distributor will provide said auditors with access to its records during normal business hours.

     4.4 Proprietary Notices. Distributor agrees to reproduce on all permitted copies ROBOCOM and/or ROBOCOM's licenser's copyright and other proprietary notices and, according to ROBOCOM instruction, any trademark notices as included in the Software Products and in any ROBOCOM-furnished marketing materials, training aids and other ROBOCOM-furnished materials and on any permitted translations thereof Distributor recognizes and agrees that Distributor obtains no rights in the Software Products and other ROBOCOM materials except for the limited rights specifically granted under this Agreement.

     4.5 Modifications; License Enforcement. Distributor agrees that it will not modify software Products except for End User support, not duplicate software Products otherwise than as expressly authorized herein and use its best efforts to ensure that its End Users do not use Software Products in violation of the agreement and the End User license agreement, including, but not limited to, productive use on more than the authorized number of computers or on a model of computer bearing a higher sublicense fee than paid by Distributor to ROBOCOM, or use the software Products for the benefit of entities other than the End User. Distributor shall promptly notify ROBOCOM and provide reasonable assistance to ROBOCOM without charge to


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assist ROBOCOM in prosecution of any trade secret, copyright or trademark infringements which come to Distributor's attention, and shall be undertaken by ROBOCOM and at its expense.

     4.6 Technical Support. Distributor agrees to provide all direct technical support for the software Products to Distributor's end User licensees. Direct technical support is defined as:

     A. Providing all End User training and application support and answering all End User operational and use questions;

     B. Reproducing reported problems and reporting them in writing to ROBOCOM's technical support center;

     C. Endeavoring to answer technical End User questions prior to requesting assistance from the ROBOCOM support center, and documenting the answers furnished to End Users;

     D. Using the Development License source code at Distributor's site solely to understand and fix or develop a work around for reported software problems. In each instance of modification of the source code for this purpose or development of a work around, Distributor will coordinate the change with ROBOCOM and will promptly provide ROBOCOM with a copy of the commented source code modifications and identification of the End User(s) to which the change relates; and

     E. Providing weekly written reports to ROBOCOM support center of all support activity and any new problems reported and solutions to problems, if known.

     4.7 Technical Staffing. Distributor agrees to establish and maintain at all times a capable trained technical support staff sufficient to provide technical support as defined in item 4.6 above, including, but not limited to, having two senior systems analysts trained on the Software Products at all times.

     4.8 End User Communications. Distributor agrees to ensure that each supported End User CPU includes a 9400 baud modem available for support purposes and communications adequate for the provision of support functions.

     4.9 Distributor communications. Distributor agrees to provide ROBOCOM with the telephone numbers on which Distributor provides voice and modem technical support and with the End User telephone numbers on which each End User receives voice and modem technical support.

     4.10 Support Services. Distributor agrees that it will provide support services only to


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End Users for whom all required royalties and maintenance fee payments to
ROBOCOM are current.

     4.11 Warranties Solely on Behalf of Distributor. Distributor agrees that it will make any warranties or other representations and maintenance commitments to End Users solely for Distributor and not on behalf of ROBOCOM and will indemnify and save ROBOCOM harmless from any claimed by Distributor End Users for maintenance services, breach of warranty, performance failure or failure of any Product to meet a description.

     4.12 Translations. At its sole expense, Distributor will provide translations to the literals in RIMS, and ROBOCOM shall enter those translation into RIMS current version to provide screens in the languages(s) provided by Distributor. Distributor may translate all documentation and updates thereto and package and produce sufficient copies for itself and End Users in accordance with this Agreement. Such translations shall be subject to the provisions of Paragraphs 2.2 and 2.4 above. Any services requested by Distributor and furnished by ROBOCOM will be furnished at ROBOCOM's then standard rates and reasonable expenses. All packaging, printing, binding and other expenses will be born by Distributor.

     4.13 Source Code. Distributor agrees to hold all Program source code in strict confidence and as valuable confidential information belonging to ROBOCOM and not to disclose such code to any person except Distributor's employees on a need to know basis.

     4.14 Return of Materials upon Termination. Upon any termination of this Agreement, Distributor will immediately return or certify destruction of the Programs and documentation, including any copies, information or notes relating thereto except to the extent temporary retention is reasonably necessary for not more than one year from termination to fulfill End User maintenance commitments made by Distributor in good faith and in accordance with this Agreement. ROBOCOM agrees that it will offer software Product maintenance services to such End Users following the determination of this Agreement for ROBOCOM supported then-current versions of Software Products.

     4.15 Payments. Distributor will make all payments in United States currency at ROBOCOM's offices, first stated above, or as otherwise directed by ROBOCOM and without deductions based on any currency control restrictions, import duties, or sales, use, value-added or other taxes or withholdings. Distributor will bear all taxes, however designated, imposed as a result of the existence or operation of this Agreement, including, but not limited to, any tax which Distributor is required to withhold or deduct from payment to ROBOCOM, except, (a) any such tax imposed upon ROBOCOM by any governmental entity in the United States and (b) any such tax imposed upon ROBOCOM in the country in which the office of Distributor is located or in which the End User is located if such tax is allowable as a credit against United States income taxes of ROBOCOM. To assist ROBOCOM in obtaining such credit, Distributor shall furnish ROBOCOM with such evidence as may be required by United States taxing authorities to establish that such tax has been paid. Currency conversion shall be made as of the


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exchange rate on the last business day before the day payment is due. All monetary amounts in this Agreement are in US dollars.

     4.16 Import and Export Controls. At Distributor expense, Distributor will obtain any necessary import certificates or permissions and provide all necessary assistance to ROBOCOM in obtaining any required export or other licenses from United States governmental agencies, including, but not limited to, certifications as to use and ultimate destination and/or written agreement not to knowingly transmit directly or indirectly software Products to certain named countries. Any such licenses or other documents shall become attachments to this Agreement and part of Distributor's obligations hereunder. Concurrent with signing this agreement Distributor will sign an Export Controls letter.

     4.17 Competitive Products. Distributor agrees to permit termination of this Agreement by ROBOCOM if Distributor sells and promotes products competitive with ROBOCOM products permitted to be marketed under this Agreement. Prior to any action being taken by ROBOCOM, a discussion would take place to allow Distributor to explain the method of marketing and sale and demonstrate that these products were not competitive to ROBOCOM's products.

     4.18 Product Names; Trademarks. Distributor agrees to use ROBOCOM Product names in association with the products and use any ROBOCOM trademarks as instructed by ROBOCOM so as to protect ROBOCOM rights and continue identification of the Products with ROBOCOM in the Territory.

     4.19 Sales Projections. Provide ROBOCOM with quarterly sales projections covering at least the next six quarters.

     4.20 Fees and Payment; Maintenance Payments. Beginning with the first system installed, for ROBOCOM Standard Software sold to Distributor customers headquartered in the Territory, or elsewhere (as long as the right to distribute ROBOCOM's Software has not been revoked), for which Distributor takes primary installation and support responsibility, Distributor will charge customers the list prices and pay ROBOCOM an amount equal to *% of the current list prices (shown on the attached price list, Exhibit 1) or *% of a mutually agreed discounted price which is commercially satisfactory to both ROBOCOM and Distributor, for their modules purchased and installed. Should Distributor for any reason decline to take primary installation and/or support responsibility for any systems installed, Distributor and ROBOCOM will negotiate in advance an equitable increase in the amount due ROBOCOM.

     Ongoing Annual Maintenance Plan fees, computed at *% of the first site list price for Standard Application Software and all custom Software provided by ROBOCOM, will be split equally between the two parties, as long as Distributor continues to support the customer directly. If ROBOCOM provides direct customer support, it will receive *% of the maintenance fee.

     * OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. FILED SEPARATELY WITH THE COMMISSION.


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And: Sistemas Integrados, Mexico                                          Page 9


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     Amounts to ROBOCOM, except for annual maintenance fees, will be paid by
Distributor at the end of the month following the month in which the Software was installed. Annual maintenance fees will be to ROBOCOM at the end of the second month following the month in which the Software was installed.

     All transactions between Distributor and ROBOCOM will be in U.S. dollars.

     All invoices are due withing sixty days of the date of the invoice.

     The attached price list may be modified by ROBOCOM at any time, with 90 days advance notice to Distributor. ROBOCOM agrees that, for the initial three-year term of this agreement, the prices for its standard application software in the Territory will be adjusted pro rata to U.S. pricing.

     By mutual written agreement, ROBOCOM and Distributor may modify the pricing conditions on a case-by-case basis.

     ROBOCOM agrees that, for the initial three year term of this Agreement, customer maintenance charges will be contained with *% of the maintenance costs in the country of installation.


     5.0 PATENT AND COPYRIGHT INDEMNIFICATION

     5.1 ROBOCOM will defend any action brought against Distributor [or Distributor's End Users] based on a claim that a software Product infringes any copyright, trade secret or United States patent (including patents in Territory countries based on the relevant United States patents.). ROBOCOM will hold Distributor harmless from and pay any award against Distributor or Distributor's End Users based on such infringement provided that Distributor and/or End Users notify ROBOCOM promptly in writing of the claim and Distributor and/or End Users provide ROBOCOM reasonable assistance and permit ROBOCOM to control the defense and any settlement. ROBOCOM shall have no liability if the alleged infringement arises from (1) the licensing of other than a current unaltered release of a Program as provided under this Agreement, or (2) the combination of a Program with non ROBOCOM programs or data. ROBOCOM makes no representations or warranties and provides no indemnities regarding patent or copyright infringement by any portion of a software Product not developed by ROBOCOM.

     5.2 In the event of claimed infringement, ROBOCOM reserves the right to replace the Software Product with a non-infringing product of equivalent functionality, modify the Software Product to make it non-infringing or, if neither alternative is reasonably available, remove the Software Product and refund to Distributor license fees paid to ROBOCOM with respect to the infringing copies of the Software Product on a five-year End User use amortization schedule.

* OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
  FILED SEPARATELY WITH THE COMMISSION.

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     6.0 TERM AND TERMINATION

     6.1 This Agreement shall enter into force on the Commencement Date and shall continue for a period of two (2) years from the Commencement Date and subject as herein provided shall thereupon automatically renew for an additional one (1) year period and until terminated by one of the parties hereto giving written notice thereof to the other at least one hundred eighty (180) days prior to the end of the initial term or any following anniversary date of the Agreement.

     6.2 Notwithstanding Clause 6.1 of this Agreement, each party shall have the right to terminate this Agreement at any time upon giving Distributor at least ninety (90) days written notification if: (a) Distributor's performance under this Agreement is unsatisfactory in ROBOCOM's reasonable judgement; (b) Distributor promotes or markets a product competitive with the Software Products in violation of Section 4.17; or (c) if Distributor shall undergo a change in ownership or control with ROBOCOM's written consent, but approval of such change shall be reasonably withheld by ROBOCOM.

     6.3 Distributor and ROBOCOM agree that Distributor shall sell at least two
(2) sites during calendar year 1997 and at least five (5) sites during calendar year 1998.

     7.0 EVENTS OF DEFAULT

     7.1 The occurrence of any of the following events shall constitute an event of default entitling ROBOCOM to terminate this Agreement forthwith:

     A. Nonpayment by Distributor of any payment to ROBOCOM for a period of fifteen (15) working days after sending of written notice to the Distributor specifying such default in payment.

     B. If a petition or action shall be filed or taken by or against Distributor under any law dealing with insolvency, bankruptcy or suspension of payment and such petitions or action is not dismissed within thirty (30) days.

     C. If a Receiver is appointed over the assets or undertakings of Distributor (or any part thereof).

     D. If Distributor enters into a deed of arrangement or makes an assignment for the benefit of creditors.

     E. If Distributor ceases to function as a going concern or an order is made or a resolution passed for the winding up of Distributor (otherwise than for the purposes of amalgamation or reconstitution).


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     F.   If Distributor fails to promptly furnish ROBOCOM upon request, with the names and addresses of End Users with a full copy of the signed End User agreement and, if such agreement is not in English, with an English translation of the agreement. This Agreement will terminate immediately if Distributor sells, attempts to sell, agrees to sell, or attempts to develop any products meaning Inventory and Warehouse Control Systems Software competing with those provided by ROBOCOM.

     G. If Distributor knowingly misrepresents the capabilities, functions or functionalities of Software Products.

     7.2 If either party fails to perform any other term, covenant or condition of this Agreement and has not performed such term covenants or conditions within thirty (30) days after a notice of default has been received, the non-defaulting party has the right to forthwith terminate this Agreement by means of a written notice without judicial intervention being required.

     8.0 REMEDIES

     8.1 Upon any termination of this Agreement, Distributor shall immediately return or certify destruction of all Programs in accordance with paragraph 4.14 and ROBOCOM shall be entitled to recover from Distributor all accrued and unpaid payments and other amounts then due and owing under the terms hereof and/or all future payments and other amounts as and when becoming due hereunder.

     No termination under this Paragraph 8.1 or otherwise under this Agreement shall invalidate then existing Distributor End User licenses granted by Distributor in accordance with this Agreement for which required fees and charges have been credited or paid to ROBOCOM.

     8.2 The rights of ROBOCOM pursuant to Paragraph 8.1 hereof are without prejudice to any other rights or remedies which ROBOCOM may have. ROBOCOM pursuit and enforcement of any one or more remedies shall not be deemed an election waiver by ROBOCOM of any other remedy.

     8.3 EXCEPT AS SET FORTH IN PARAGRAPH 3.5 AND PARAGRAPHS 5.1 AND 5.2, ROBOCOM DISCLAIMS ALL WARRANTIES WITH REGARD TO THE ROBOCOM SERVICES AND PRODUCTS SOLD OR LICENSED HEREUNDER INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF ROBOCOM FOR DAMAGES, INCLUDING BUT NOT LIMITED TO, INDIRECT,


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INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION
WITH THE DELIVERY, USE, OR PERFORMANCE OF THE SOFTWARE.

     9.0 NOTICES

     Service of all notices under this Agreement by either party to the other shall be sufficient only if posted by certified or registered post, return receipt requested or personally delivered and receipted for. Either party may change its address for service of notice by written notice to the other.

     10.0 UNFORESEEN EVENTS

     Neither party shall be responsible for any delay nor failure to perform due to causes beyond reasonable control of the party, including, but not limited to, cause such as strikes, lockouts, or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, sever weather, fire, earthquakes, acts of God or the public enemy, nuclear disasters, or default of a common carrier.

     11.0 SEVERABILITY

     In the event that any one or more of the provisions of this Agreement shall for any reasons be held to be unenforceable in any respect under the laws of any jurisdiction, such unenforceability shall not affect any other provision and this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.

     12.0 GENERAL CONDITIONS

     12.1 Applicable law; Dispute Resolution. The Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to that body of law known as conflict of laws and without reference to the 1980 United Nations Convention on Contracts for the Sale of Goods and any amendments thereto.

     12.2 Headings. Headings and subheadings in this Agreement are for convenience only and do not form part of this Agreement.

     12.3 Assignment. Upon advance written notice, Distributor may assign this Agreement to a parent, subsidiary, or successors in interest to the business of Distributor provided that such assignees are located in the same country as Distributor and is able to and does fulfill Distributor's obligations under this Agreement. Distributor shall not otherwise assign this Agreement without the written consent of ROBOCOM.


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     12.4 Non-Waiver. The failure of either party to enforce at any time any of the provisions hereof shall not be construed to be a waiver of the right or such party thereafter to enforce any such provisions.

     12.5 Independent Businesses. The Distributor and ROBOCOM are independent businesses and will in no way claim otherwise or incur liabilities except on their own account. It is understood and agreed that ROBOCOM and the Distributor will not in any event be liable for any obligations, expenses, or damages of any nature whatsoever incurred by the other party or for any claim made against the other party on account of any services performed by it or by those for whom the other party may be in law responsible and that this Agreement supersedes all previous Agreements and arrangements between ROBOCOM and the Distributor.

     12.6 Indemnity Clause. ROBOCOM will protect and save harmless and defend at its own expense the Distributor from and against any and all claims of infringements of patents, trade marks or industrial designs copyrights or other property rights affecting the Products. The Distributor agrees to give ROBOCOM prompt notice of any such claim that is made against the Distributor and will give ROBOCOM such assistance and information as ROBOCOM may reasonably require. In the event that any such infringement occurs or may occur, ROBOCOM may:

     A. Procure for the Distributor the right to continue to use the Software or infringing part thereof; or

     B. Modify or amend the Software or infringing part thereof so that it becomes non infringing; or

     C. Replace the Software or infringing part thereof by other software of similar acceptable capability; or

     D. Pay the Distributor compensation relating to the whole or infringing part of the Software as appropriate so that it may reimburse and settle any corresponding claims put upon it by third parties.

     E. The conditions of the indemnify clause identified herein apply only to ROBOCOM's supplied RIMS applications code.

     12.7 Notices. All notices hereunder will be in writing and will be deemed to have been given and received when delivered in person or by registered or certified mail, return receipt requested, postage prepaid, as follows:


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     ENTIRE AGREEMENT

     This Agreement and Exhibits constitute the entire Agreement governing the relationship between the parties and supersede all proposals, oral or written, and all negotiations, conversations, or discussions between the parties relating to this Agreement. Distributor acknowledges that is has not been induced to enter into this Agreement by representations or statements, oral or written, not expressly contained herein. The terms and conditions of the Agreement shall prevail, notwithstanding any variance from the terms and conditions of any order or other instrument submitted by Distributor. This Agreement may be modified only in writing signed by duly authorized representative of each party.


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If to Distributor:

     Sistemas Integrados
     Newton 27
     Col Polanco
     Mexico
     11560
     Attn: Eugenio Riveroll

If to ROBOCOM:

     ROBOCOM Systems, Inc.
     511 Ocean Avenue
     Massapequa
     New York
     11758
     USA
     Attn: Richard Wilkins

Forum for Dispute. The parties agree to seek to resolve any dispute arising under this Agreement pursuant to good faith business negotiations. In the event of a dispute, the aggrieved party will promptly identify in writing the nature of the outstanding dispute in sufficient detail as to allow the other party to respond to the dispute. Each party agrees to set times and places to meet and communicate their concerns and to propose resolutions to their dispute. These meetings may take place by telephone, by video conference, or face-to-face. The parties agree to hold not fewer than two meetings, and to meet for at least a total of four hours to discuss their respective positions and to explore a business resolution of their dispute. The parties agree to exchange offers in writing upon conclusion of their meetings. Such good-faith procedures will be a condition precedent to any litigation of the dispute.

     13.5 The following are part of this Agreement:

          Exhibit 1
          Exhibit 2
          Exhibit 3
          Exhibit 4
          Exhibit 5


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                  EXECUTED BY BOTH PARTIES, AS PROVIDED BELOW:

ROBOCOM Systems, Inc.                       Sistemas Integrados

By:                                         By:
    /s/ Illegible                                /s/ Gabriel Brovo

Title: DIR SALES & MARKETING                Title: Partner Director
Date: JAN 12 1997                           Date: JAN 1997


                                      ***


                                             /s/ Illegible



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                                   EXHIBITS TO

                             DISTRIBUTION AGREEMENT


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                                    EXHIBIT 1
                               Robocom Products:

                               RIMS(R).2001 v3.3

                                MFG/PRO INTERFACE


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              Intentionally blank. Provided under separate cover.



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                                   EXHIBIT 2



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                           CONFIDENTIALITY AGREEMENT

                                 BETWEEN FIRMS

AGREEMENT and acknowledgment between ROBOCOM Systems Inc. (Company), and Sistemas Integrados.

Whereas, the Company agrees to furnish the undersigned certain confidential information relating to the affairs of the Company for purposes of: The marketing of RIMS(R) .0001 v3.3 in Mexico.

Whereas, the undersigned agrees to review, examine, inspect or obtain such information only for the purposes described above, and to otherwise hold such information confidential pursuant to the terms of this agreement,

BE IT KNOWN that the Company has or shall furnish to the undersigned certain confidential information, as set forth on an attached list, and may further allow the undersigned the right to inspect the business of the Company and/or interview employees or representatives of the Company, all on the following conditions:

1. The undersigned agrees to hold all confidential or proprietary information or trade secrets ("information") in trust and confidence and agrees that it shall be used only for the contemplated purpose, and shall not be used for any other purpose or disclosed to any third party.

2.   No copies will be made or retained of any written information supplied.

3. At the conclusion of our discussions, or upon demand by the Company, all information, including written notes, photographs, memoranda, or notes taken by you shall be returned to us.

4. This information shall not be disclosed to any employee or consultant unless they agree to execute and be bound by the terms of this agreement.


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5.   It is understood that the undersigned shall have no obligation with respect to any information known by the undersigned or generally known within the industry prior to dates of this agreement, or becomes common knowledge within the industry thereafter.

Agreed and Accepted:                           Agreed and Accepted:

ROBOCOM Systems Inc.                           Sistemas Integrados
--------------------                           -------------------

/s/ Illegible                                  /s/ Gabriel Bravo
--------------------------                     ---------------------------
        Signature                                       Signature


by: /s/ Illegible                              by: /s/ Gabriel Bravo
   -----------------------                        ------------------------

Title: DIR. SALES & MKTG                       Title: Partner Director
      --------------------                           ---------------------

Date: June 12, 1997                            Date: Jan 1997
     ---------------------                          ----------------------


                                  ************


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                                   EXHIBIT 3


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                   Maintenance Contract Terms and Conditions

1. (I) ROBOCOM will provide periodic MAINTENANCE releases to RIMS products. These releases will be made available to authorized Distributors and subsequently to all customers covered by Software Maintenance Agreements.

          Problem Correction. ROBOCOM shall use commercially reasonable efforts to correct verified software problems on a timely basis. The response to a problem may be any of the following:

          - Avoidance Procedure. Provides a temporary measure to operationally avoid an identified software problem.

          - Documentation Correction. Resolves errors or ambiguities in the supporting documentation for software.

          - Product Release. Incorporates problem resolutions, enhancements, and functional changes in both the software and documentation.

          Remote Support: ROBOCOM shall maintain telephone hotline services to provide telephone consultation on software problems. Such support shall be available to Distributors, Monday through Friday, excluding ROBOCOM holidays, between 9:00 A.M. And 5:00 P.M. US Eastern time.

          Standard RIMS: In the case where a customer has purchased a standard version of a RIMS product (without customization), maintenance releases will be provided as they become available. Software bugs corrected in the standard product line are automatically included in future releases.

          Customized RIMS: In the case where a customer has purchased a customized version of a RIMS product, releases will be generated on a periodic basis depending upon the bugs reported by the customer and the priorities assigned by the customer. Bugs reported in standard versions of RIMS will be applied to customized versions of RIMS only if they can be localized to standard modules within the customized version (e.g. modules which have not been customized).

     (II) ROBOCOM will provide periodic UPGRADE releases to RIMS products for customers who have purchased a standard RIMS product. Upgrade releases are defined as releases which add new features, improve existing features, or improve performance/usability.

    (III) ROBOCOM has no obligation to support the following:

          -    Altered, mishandled, abused, or modified software.

          - Software that has been superseded by a major or enhancement release for


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               more than two (2) years.

          - Software problems resulting from hardware malfunction, third-party software, and/or causes beyond the control of ROBOCOM.

          ROBOCOM may refuse to provide or may suspend support services on any software for which a valid license or sublicense is not in effect or for which such licenses have been breached.

2.   RESPONSIBILITIES OF PURCHASER

     Purchaser will provide, free of charge and with ready access, adequate working space, adequate light, heat, ventilation, electrical current, and outlets for the use of RSI maintenance personnel.

     Purchaser will not misuse, neglect or attempt any RIMS Software modification, repairs or maintenance of the equipment covered hereby. Any added costs to RSI for maintaining the system or equipment because of violation of this provision will be charged to the Purchaser. Likewise, all costs of maintenance not attributable to normal wear and tear, normal malfunction, or RSI negligence, will be charged to the Purchaser at the RSI published hourly rate and published list price for parts.

     Purchaser will always allow RSI full and free access to the equipment subject to Purchaser's industrial security rules.

     Unless otherwise specified in the agreement, the client is responsible for all day to day maintenance and administration tasks as required by a typical computer system furnished by ROBOCOM with the RIMS application.

     Customer Administrative tasks include but are not limited to:

          User and Group Administration
          User Accounting
          Monitor disk usage
          Install/configure Peripherals
          Printer Scheduler Administration
          File System Administration
          Network File System Administration
          Progress Database Administration
          Periodic BI File Truncation
          Periodic Dump and Reload
          Develop Backup Strategy
          Perform Daily Backups
          Perform Quarterly Backups


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          UUCP Administration
          CRON Administration
          EMAIL Administration
          Kernel Tuning

3.   GENERAL PROVISIONS

     This agreement constitutes the entire agreement for maintenance service between the Purchaser and RSI THE FOREGOING TERMS AND CONDITIONS WILL PREVAIL NOTWITHSTANDING ANY VARIANCE WITH THE TERMS AND CONDITIONS OF ANY ORDER SUBMITTED BY THE PURCHASER.

Customer Name

AGREED TO By:
                         ------------------------------
                                   (Signature)

                         ------------------------------
                                   (Print Name)

                         ------------------------------
                                     (Date)

                         ------------------------------
                                    (Title)

ROBOCOM Systems, Inc.

ACCEPTED By:

                         ------------------------------
                                  (Signature)

                         ------------------------------
                                 (Print Name)

                         ------------------------------
                                     (Date)

                         ------------------------------
                                    (Title)

                                      ***

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                                   EXHIBIT 4




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                            ROBOCOM TRAINING PROGRAM

The ROBOCOM training is instructor-led yet participant-centered instruction that focuses on predefined customer requirements. Our Training Department consists of an experienced staff of professionals who tailor the curriculum to specifically meet those requirements. To that end ROBOCOM training consists of a preset curriculum which includes a comprehensive series of courses that can be customized.

As part of the ROBOCOM training, we offer the following curriculums:

     --   RIMS Warehouse Configuration (generally one week at ROBOCOM)

     --   RIMS Supervisor Training (generally one week at ROBOCOM)

     --   RIMS Worker Training (generally one week on site)

The actual course content of that training varies, depending on the needs of our customer. Our course offerings include overviews as well as in-depth, step-by-step procedures. Most often we use a combination of both:

     -- Personnel who learn to setup the warehouse are given a system overview and then are more heavily exposed to configuration issues with less depth given to operations.

     -- Supervisors are given a deeper overview that includes an understanding of Video Display Terminal (VDT) and Radio Data Terminal (RDT) functionality and only briefly touch upon system configurations.

     -- Warehouse operators (workers) first attend VDT and/or RDT Overview(s) and then learn each RDT and/or VDT step necessary to perform their job.

As we present each course, careful attention is paid to use language understandable to each student in the class. Again and again we are told by non-computer-literate students that our presentations are non-threatening because we are clear and easy to understand. Because our training is interactive, we find that trainees are not afraid to ask questions for further explanations.

Our experienced staff is also able to silently identify slower learners and inconspicuously reinforce concepts/procedures for these people without causing any embarrassment. Each Lab session (hands-on exercises) has been designed in two parts: that which is required and that which is for "Extra Credit!" While most of the class proceeds to the "Extra Credit" exercises, our staff can provide extra support to the slow learner with the original, structured exercises. In the rare event that the trainee still cannot grasp the lesson, that student can come back for additional instruction during the time scheduled for "Review/supplemental/As Needed Instruction."


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Our training approach is varied. The methodology used depends on the audience size and type, the physical layout of the training facility, the availability of equipment, and the subject matter being presented. Methods most commonly used in our sessions include:

     Lecture                             Questions and Answers
     Demonstration                       Buzz Groups
     Discussions                         Structured Hands-on Practice Exercises
     Self Discovery hands-on Practice Exercises

ROBOCOM trainers initiate student review after each major topic is covered. Continual creative review of material not only reinforces learning, it also makes learning fun. Such techniques add variety to what is often perceived to be repetitive, computer drills.

Our training material varies depending on the curriculum. We have configuration material and worksheets for our Warehouse Configuration class. We have user training material for our Supervisor and Worker user classes. All training material includes our User Documentation. This allows our students to relate to our Management Manual and User's Guides from their first exposure to the system. Even in training we encourage students to check the appropriate section of the Management Manual or User's Guide before asking for help. We find that if such practices are in place from the beginning, there will be fewer calls and thus lower maintenance costs later on.

Our goal is to work with our customers to establish RIMS training to best meet their needs. Together we can emphasize learner discovery, learner participation and learner involvement. Together we can make our training effective. Together we can deliver results.

ROBOCOM's philosophy is that the most important ingredient in the process of developing User Documentation is the user. If the RIMS user is afraid of the system or does not understand the system, the system cannot achieve its intended purpose. The best system is worthless if it is not properly used.

In short, our documentation makes the "magic" of RIMS understandable to people who know nothing or very little about computers.

Each piece of ROBOCOM User Documentation adheres to our in-house User's Documentation Standards Manual. These standards were created to assure the consistency in overall display and structure of all our user documentation. Our standards address three specific areas:

     -    General Document Format (Headers/Footers, Margins/Indents, etc.)

     -    Chapter/Section Format (Options/Sub-Options, Frames, etc.)

     -    Style/Grammar (Diction/Appearance, Numbering/Capitalization etc. )


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We have found that consistency in presentation and style is the key to simplifying our documentation for user acceptance and user comprehension.

ROBOCOM's User Documentation includes the following:

     -    RIMS Configuration Material

     -    RIMS Management Manual

     -    RIMS Video Display Terminal (VDT) User's Guide

     -    RIMS Radio Data Terminal (RDT) User's Guide

     -    RIMS Training Material

Our five volumes of User Documentation complement each other. The Configuration Material and Management Manual includes setup information necessary for the implementation and maintenance of a RIMS system. Our two User's Guides provide detailed steps used in daily RIMS processing, while our Training Materials explain RIMS procedures and processes in a general sense.

The RIMS Configuration Material complements the RIMS Management Manual. This material includes a brief explanation of each database element that needs to be addressed when configuring a warehouse for a new RIMS installation. Included in this material are diagrams that explain putaway and picking logic used by RIMS. This allows you to understand exactly how your warehouse configuration will affect your warehouse operations. A complete explanation of each configuration task is explained in full in the RIMS Management Manual.

The RIMS Management Manual provides detailed information to be considered as a customer prepares to implement RIMS. This manual is intended to be used in the planning stages of the RIMS implementation process. It is also intended as a reference for someone who needs to update any settings that follow the RIMS implementation. The manual is intended for someone with a very limited knowledge of the RIMS system.

The Management Manual describes in detail the database elements that will be incorporated into RIMS. All of the information detailed in this guide is required in order for RIMS to achieve optimal efficiency and accuracy as it manages your warehouse operations.

We recommend that our customers study the RIMS Management Manual prior to the installation of the RIMS software. This will enable customers to expedite the implementation process, and to determine the need, if any, for further customization.

The Management Manual divides the components of RIMS into four basic categories:

     -    Warehouse Configuration


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     -    File Information

     - System Administration (including only the setup functions, the processing options are covered in the VDT User's Guide)

     -    System Issues (including backups, restores, etc.)

Each RIMS topic covered in the Management Manual includes a real-life example with a RIMS solution. Included too, are blank worksheets to simplify customer planning and a Field-Frame Cross Reference Chart that shows you in an instant which fields are on which frames.

Our customers have found the RIMS Management Manual invaluable as they prepare their facilities for a RIMS installation.

The VDT User's Guide follows the menu structure of the VDT system and steps you through each VDT process; the RDT User's Guide follows the menu structure of the RDT system and steps you through each RDT process. Each manual includes sample frames from the real system. The RDT User's Guide displays both the vehicle-mount and hand-held frames.

The VDT User's Guide contains chapters that begin with "VDT" (e.g., VDT Receiving) or "RIMS" (e.g., RIMS Warehouse Configuration). Those that are called VDT... contain information that is specific to the VDT system. Those that are called RIMS... contain setup, parameter or general RIMS information or information that is established on the VDT system but affects the RDT system as well. The RDT User's Guide chapters begin with RDT....

Each major menu option is a separate chapter. Each chapter is numbered separately; for example, chapter one may consist of pages 1-1 through 1-30, chapter two might be 2-1 through 2-25, etc. This allows you to tailor your User's Guides to match your RIMS system. If a facility is not using the Quality Assurance module, not only can you easily remove Quality Assurance from your RIMS system menu, you can also easily remove that chapter from the user documentation.

Each page in each User's Guide chapter contains a Header indicating the appropriate chapter option/section. Each page also contains a Footer that indicates the current release date of the page and the chapter name.

The last chapter of both user's guides is an alphabetized glossary where each term that relates to RIMS is defined for the user.

Each time the User's Guides are updated, the new release date appears in the Footer of each page. In addition, gray shading on the page highlights any changes that have occurred in this update.

The RIMS Training Material varies in format and content depending on the specified audience.


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Supervisors usually receive an actual Training Manual that contains schedules as well as separate chapters for supervisor functions and/or warehouse processing.

All training materials complement the Management Manual and User's Guides. Training materials explain procedures and processes in a general sense; the Management Manual and User's Guides provide detailed step-by-step instructions.

Each chapter of the supervisor Training Manual also provides a listing of the relevant RIMS reports that are available for that segment of RIMS. For example, the Receiving Training Material alerts the user to the availability of the "Expected PO Status Report" and the "Pending Returns Report."

Warehouse workers as a rule do not receive a Training Manual. They do, however, receive less threatening "hand-outs" or "cheat-sheets" that capsulize the tasks at hand. The content of this material depends on many variables:

     -    Do workers have any typing/computer experience?

     - How much does the RIMS system differ from the current method of operation?

     - Will workers be performing the same types of tasks as before or is the company using the installation of RIMS as a springboard to change people's job assignments?

     -    Do the workers have to learn the VDT and the RDT systems?

Our training staff relies on customer interaction to determine the scope of the warehouse training. Accordingly we then design the appropriate warehouse worker training material.

ROBOCOM also provides a VDT Menu Map as a component of our training material. This consists of a diagram that displays each menu option. These Menu Maps help supervisors become familiar with the RIMS system as a whole. The Menu Maps can also be used as a road map for supervisors/workers who need to know how to access a specific frame on the VDT system. It is very easy to provide a colored trail (via high lighter) to lead someone to a module (Receiving) or even to a frame (Purchase Order Receiving).

All of the ROBOCOM RIMS User Documentation is used as part of the RIMS training process. During training, users are exposed to the Management Manual and User's Guides so that they not only become familiar with the documentation, they also learn where to find answers to potential questions or problems.

Our goal is to work with our customers to establish concise RIMS User Documentation to best meet their needs. Together we can help users overcome apprehension, build confidence and grasp easy-to-follow instructions. Together we can make our documentation effective. Together we can deliver results.


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                                   EXHIBIT 5


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                      International RIMS(C) Pricing, 1996

                                  RIMS.2001(C)

USERS                         SITE ONE (1)                  SITE TWO (2) and up
-----                         ------------                  -------------------
16                                $*                                 $*
24                                 *                                  *
32                                 *                                  *
64                                 *                                  *
64+                                *                                  *

Users defined as the total number of Fixed Terminals and RF Terminals.

Client Server to be announced.

*


               * OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. FILED SEPARATELY WITH THE COMMISSION.


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                                   EXHIBIT 6




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International Distribution Agreement                               November 1996
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                      RIMS.2001 COMPUTER PROGRAM END-USER
                                     LICENSE

                        (Nonexclusive; Object Code Only)

                                     between

ROBOCOM SYSTEMS INC. (Licensor) of 511 Ocean Avenue, Massapequa, NY 11758, and

 ___________________________,of _________________________
LICENSOR'S PROGRAM IS COPYRIGHTED AND LICENSED (NOT SOLD). LICENSOR DOES NOT SELL OR TRANSFER TITLE TO THE LICENSED PROGRAM TO YOU. YOUR LICENSE OF THE LICENSED PROGRAM WILL COMMENCE UPON EXECUTION OF THIS AGREEMENT BY BOTH PARTIES AS EVIDENCED BY AUTHORIZED SIGNATURES BEING AFFIXED.

     1. License.

     In consideration of the payment of the license fees set forth Licensor grants you a nonexclusive license to use the RIMS.2001 computer program and data in machine-readable form.

     2. Scope of Rights. You may:

     1. Install the Single Site Licensed Program in your own facility for the number of users specified in the License and Purchase Agreement

     2. Use and execute the Licensed Program for purposes of serving the internal needs of your business at the single site;

     3. In support of your authorized use of the Licensed Program, store the Licensed Program's machine-readable instructions or data in, transmit it through, and display it on machines associated with the specified computer; and

     4. Make copies of the Program in machine-readable, object code form, for nonproductive back-up purposes only, provided that Licensor's proprietary legend is included.

     4. Support.

     Licensor will support the Licensed Program for a one year Limited Warrantee. Additional software maintenance is as specified in Maintenance Agreement if purchased. However, Licensor offers support only for the two most current versions of the Licensed Program issued by Licensor from time to time, so you must make sure to obtain and substitute or incorporate all new releases or fixes issued by Licensor pursuant to its warranty and support programs.

     5. Your Responsibilities.

     You are responsible for selecting an operator who is qualified to operate the Licensed Program on your own equipment and is familiar with the information, calculations, and reports that serve as input and output of the Licensed Program. Licensor reserves the right to refuse assistance or to charge additional fees if an operator seeks assistance with respect to such basic background information or


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     any other matters not directly relating to the operation of the Licensed
     Program.

     The Licensed Program is designed for use with the peripheral equipment and accessories. You are also responsible for ensuring a proper environment and proper utilities for the computer system on which the Licensed Program will operate, including an uninterrupted power supply.

     6. Proprietary Protection and Restrictions.

     Licensor will have sole and exclusive ownership of all right, title, and interest in and to the Licensed Program and all modifications and enhancements thereof (including ownership of all trade secrets and copyrights pertaining thereto), subject only to the rights and privileges expressly granted to you herein by Licensor. This Agreement does not provide you with title or ownership of the Licensed Program, but only a right of limited use. You must keep the Licensed Program free and clear of all claims, liens, and encumbrances.

     You may not use, copy, modify, or distribute the Licensed Program (electronically or otherwise), or any copy, adaptation, transcription, or merged portion thereof, except as expressly authorized by Licensor. You may not reverse assemble, reverse compile, or otherwise translate the Licensed Program. Your rights may not be transferred, leased, assigned, or sublicensed except for a transfer of the Licensed Program in its entirety to (1) a successor in interest of our entire business who assumes the obligations of this Agreement or (2) any other party who is reasonably acceptable to Licensor, enters into a substitute version of this Agreement, and pays an administrative fee intended to cover attendant costs. No service bureau work, multiple-user license, or timesharing arrangement is permitted, except as expressly authorized by Licensor. You may not install the Licensed Program in any other computer system or use it at any other location without Licensor's express authorization obtained in advance (which will not be unreasonably withheld); provided that you may transfer the Licensed Program to another computer temporarily if the computer specified is inoperable.

     If you use, copy, or modify the Licensed Program or if you transfer possession of any copy, adaptation, transcription, or merged portion of the Licensed Program to any other party in any way not expressly authorized by Licensor, your license is automatically terminated.

     You hereby authorize Licensor to enter your premises in order to inspect the Licensed Program in any reasonable manner during regular business hours to verify your compliance with the terms hereof.

     You acknowledge that, in the event of your breach of any of the foregoing provisions, Licensor will not have an adequate remedy in money or damages. Licensor will therefore be entitled to obtain an injunction against such breach from any court of competent jurisdiction immediately upon request. Licensor's right to obtain injunctive relief will not limit its right to seek further remedies.

     If some third party claims that the Licensed Program infringes its patent, copyright, or trade secret, or any similar intellectual property right, Licensor will defend you against that claim at Licensor's expense and pay all damages that a court finally awards, provided that you promptly notify Licensor in writing of the claim, and allow Licensor to control, and cooperate with Licensor in, the defense or any related settlement negotiations. If such a claim is made or appears possible, you agree to permit Licensor to enable you to continue to use the Licensed Programs, or to modify or replace them. If Licensor determines that none of these alternatives is reasonably available, you agree to return the Licensed Program on Licensor's written request, and you will then receive a credit equal


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     to your net book value for the Licensed Program determined in accordance with generally accepted accounting principles. However, Licensor has no obligation for any claim based on your modification of the Licensed Program or its combination, operation or use with any product, data or apparatus not specified or provided by Licensor, provided that such claim solely and necessarily is based on such combination, operation, or use and such claim would be avoided by combination, operation, or use with products, data or apparatus specified or provided by Licensor. THIS PARAGRAPH STATES LICENSOR'S ENTIRE OBLIGATION TO YOU WITH RESPECT TO ANY CLAIM OF INFRINGEMENT.

     7. Limited Warranty and Limitation of Liability.

     Licensor warrants, for your benefit alone, that the Licensed Program conforms in all material respects to the USER MANUALS for the current version of the Licensed Program set forth. This warranty is expressly conditioned on your observance of the operating, security, and data-control procedures set forth in the User's Manual included with the Licensed Program. This warrantee is granted by the Licensor to the Licensee for a period of One Year (1) after acceptance by the Licensee.

     Licensor is not responsible for obsolescence of the Licensed Program that may result from changes in your requirements. The foregoing warranty will apply only to the most recent version of the Licensed Program issued by Licensor from time to time. Licensor assumes no responsibility for the use of superseded, outdated, or uncorrected versions of the Licensed Program.

     As your exclusive remedy for any material defect in the Licensed Program for which Licensor is responsible, Licensor will attempt through reasonable effort to correct or cure any reproducible defect by issuing corrected instructions, a restriction, or a bypass. Licensor will not be obligated to correct, cure, or otherwise remedy any nonconformity or defect in the Licensed Program if you have made any changes whatsoever to the Licensed Program, if the Licensed Program has been misused or damaged in any respect, or if you have not reported to Licensor the existence and nature of such nonconformity or defect promptly upon discovery thereof.

     EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR DISCLAIMS ANY
     AND ALL PROMISES, REPRESENTATIONS, AND WARRANTIES WITH RESPECT TO THE LICENSED PROGRAM, INCLUDING ITS CONDITION, ITS CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION, THE EXISTENCE OF ANY LATENT OR PATENT DEFECTS, ANY NEGLIGENCE, AND ITS MERCHANTABLITY OR FITNESS FOR A PARTICULAR USE.

     The cumulative liability of Licensor to you for all claims relating to the Licensed Program and this Agreement, including any cause of action sounding in contract, tort, or strict liability, will not exceed the total amount of all license fees paid to Licensor hereunder. This limitation of liability is intended to apply without regard to whether other provisions of this Agreement have been breached or have proven ineffective. This limitation of liability will not apply to the indemnification provided in Section 6 hereof. Licensor will have no liability for loss of data or documentation, it being understood that you are responsible for reasonable backup precautions.

     In no event will Licensor be liable for any loss of profits; any incidental, special, exemplary, or consequential damages; or any claims or demands brought against you, even if Licensor has been advised of the possibility of such claims or demands. This limitation upon damages and claims is intended to apply without regard to whether other provisions of this Agreement have been breached


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     or have proven ineffective.

     8. Term of Agreement; Termination.

     Your license of the Licensed Program will become effective upon delivery of the Licensed Program to you and will continue indefinitely, unless sooner terminated as provided herein.

     Upon termination of this Agreement, all rights granted to you will terminate and revert to Licensor. Promptly upon termination of this Agreement for any reason or upon discontinuance or abandonment of your possession or use of the Licensed Program, you must return or destroy, as requested by Licensor, all copies of the Licensed Program in our possession (whether modified or unmodified), and all other materials pertaining to the Licensed Program (including all copies thereof). You agree to certify your compliance with such restriction upon Licensor's request.

     9. Miscellaneous.

     This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     No modification of this Agreement will be binding unless it is in writing and is signed by an authorized representative of the party against whom enforcement of the modification is sought.

     Any notices required or permitted under this Agreement will be in writing and delivered in person or sent by registered or certified mail, return receipt requested, with proper postage affixed.

     In the event that any of the terms of this Agreement is or becomes or is declared to be invalid or void by any court or tribunal of competent jurisdiction, such term or terms will be null and void and will be deemed severed from this Agreement and all the remaining terms of this Agreement will remain in full force and effect.

THIS AGREEMENT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF LICENSOR'S OBLIGATIONS AND RESPONSIBILITIES TO YOU AND SUPERSEDES ANY OTHER PROPOSAL, REPRESENTATION, OR OTHER COMMUNICATION BY OR ON BEHALF OF LICENSOR RELATING TO THE SUBJECT MATTER HEREOF.


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